PHP HEALTHCARE CORPORATION

                             EXHIBIT 11

          Statement Re:  Computation of per Share Earnings
                  Three Months and Six Months ended
                      October 31, 1996 and 1995

                                  Three Months          Six Months
                               ended October 31,    ended October 31,
                                 1996      1995       1996      1995
                                 ----      ----       ----      ----
Primary
   Net earnings............ $2,601,000 $1,329,000 $4,759,000 $2,254,000
                            ========== ========== ========== ==========
Weighted average number of
  common shares outstanding 11,081,376 10,927,970 11,064,598 10,919,540

Add common share equivalents
  (determined using the
  "treasury stock method")
  representing shares issuable
  upon exercise of stock
  options and warrants.....  2,707,067  2,372,072  2,775,879  2,126,110

Shares held in escrow......    (88,572)   (88,572)   (88,572)   (88,572)
                            __________ __________  _________  _________
Weighted average number
  of shares used in
  calculation of primary
  earnings per share....... 13,699,871 13,211,470 13,751,905 12,957,078
                            ========== ========== ========== ==========
Primary  earnings per
  common share............. $     0.19 $     0.10 $     0.35 $     0.17
                            ========== ========== ========== ==========
Fully diluted
   Net earnings............ $2,601,000 $1,329,000 $4,759,000 $2,254,000
      Net interest expense
      related to
      convertible debt.....      6,000      9,000     11,000     18,000
                            __________ __________ __________ __________
   Net earnings as adjusted $2,607,000 $1,338,000 $4,770,000 $2,272,000
                            ========== ========== ========== ==========
Weighted average number of
  common shares outstanding 11,081,376 10,927,970 11,064,598 10,919,540

Add common share
  equivalents (determined
  using the "treasury stock"
  method) representing shares
  issuable upon exercise of
  stock options, warrants,
  and convertible notes
  payable..................  2,707,067  2,652,454  2,775,879  2,621,278

Assumed conversion of
  convertible debt.........    111,111    111,111    111,111    111,111

Shares held in escrow......   (88,572)   (88,572)   (88,572)   (88,572)
                            __________ __________ __________ __________
Weighted average number
  of shares used in
  calculation of fully
  diluted earnings
  per share................ 13,810,982 13,602,963 13,863,016 13,563,357
                            ========== ========== ========== ==========
Fully diluted earnings
  per common share......... $     0.19 $     0.10 $     0.34 $     0.17
                            ========== ========== ========== ==========

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